Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my March 31, 2015 Report of Independent Registered Public Accounting Firm, relating to the financial statements of ADM Endeavors, Inc. for the years ended December 31, 2014 and 2013, which are incorporated in this Pre-Effective Amendment No 2 to Form S-1 dated April 13, 2015.

I also consent to the reference to this firm under the caption “Experts” in the Registration Statements.

/S/ Terry L. Johnson, CPA
Terry L. Johnson, CPA
Casselberry, Florida

April 13, 2015